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Exhibit 23.10

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 8, 2002 with respect to the balance sheet of Harley-Davidson Motorcycle Trust 2002-2 at August 8, 2002, in the Registration Statement (Form S-3 No. 333-37550) and related Prospectus of Harley-Davidson Motorcycle Trusts dated August 8, 2002.

        /s/ ERNST & YOUNG LLP

Chicago, Illinois
August 8, 2002

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  Exhibit 23.10